AMP INCORPORATED EMPLOYEE SAVINGS AND
THRIFT PLAN

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1995 AND 1994
TOGETHER WITH AUDITORS' REPORT



               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                           DECEMBER 31, 1995 AND 1994




REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



FINANCIAL STATEMENTS:

     Statements of Net Assets Available for Benefits as of December 31, 1995 and 1994

     Statement of Changes in Net Assets Available for Benefits for the Year Ended December 31, 1995

     Notes to Financial Statements



SCHEDULES:

     Schedule I -- Item 27(A) -- Schedule of Investments as of December 31,
     1995

     Schedule II -- Item 27(D) -- Schedule of Reportable Transactions for the Year Ended December 31, 1995





           REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Administrator of the
AMP Incorporated Employee Savings and Thrift Plan:

We have audited the accompanying statements of net assets available for benefits of the AMP Incorporated Employee Savings and Thrift Plan as of December 31, 1995 and 1994, and the related statement of changes in net assets available for benefits for the year ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for benefits for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                            /s/ Arthur Andersen LLP


Philadelphia, PA
June 20, 1996

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                DECEMBER 31, 1995


                                               |            The Vanguard Group Funds
                                                            ------------------------
                                                Money Market                    Index Trust
          ASSETS                   Total            Prime         Wellington        500           Windsor II       PrimeCap
          ------                   -----        ------------      ----------    -----------       ----------       --------
INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts        $ 228,523,475    $  16,694,265   $  27,135,443   $ 100,840,348   $  21,636,242   $  43,572,956
     Common stock                56,375,561             --              --              --              --              --
     Participant loans
        (Note 1)                 27,578,514             --              --              --              --              --
                                 ----------       ----------      ----------     -----------      ----------      ----------
                                312,477,550       16,694,265      27,135,443     100,840,348      21,636,242      43,572,956
                                -----------       ----------      ----------     -----------      ----------      ----------
DEPOSITS WITH
      INSURANCE COMPANIES,
       at contract value
       (Notes 2 and 4)         197,382,184             --              --              --              --              --
                               -----------       ----------      ----------     -----------      ----------      ----------
          Total investments    509,859,734       16,694,265      27,135,443     100,840,348      21,636,242      43,572,956
                               -----------       ----------      ----------     -----------      ----------      ----------
RECEIVABLES:
     Employer contributions
       (Note 1)                    184,071            4,899          10,703          24,462           8,285          16,820
     Employee deposits
       (Note 1)                    606,978           18,568          44,990         113,744          36,933          75,120
     Accrued interest and
       dividends                      3,830             --              --              --              --              --
     Other                          528,975             --              --              --              --              --
                                    -------       ----------      ----------     -----------      ----------      ----------
          Total receivables       1,323,854           23,467          55,693         138,206          45,218          91,940
                                  ---------           ------          ------         -------          ------          ------
TOTAL ASSETS                    511,183,588       16,717,732      27,191,136     100,978,554      21,681,460      43,664,896
                                -----------       ----------      ----------     -----------      ----------      ----------

       LIABILITIES
       -----------
PAYABLES:
     Investments purchased         (744,887)            --              --              --              --              --
                                   --------       ----------      ----------     -----------      ----------      ----------

NET ASSETS AVAILABLE
      FOR BENEFITS            $ 510,438,701    $  16,717,732   $  27,191,136   $ 100,978,554   $  21,681,460   $  43,664,896
                              =============    =============   =============   =============   =============   =============

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                DECEMBER 31, 1995
                                     CONTINUED

                      The Vanguard Group Funds|
                      ------------------------
                                 World Fund       AMP Fixed    AMP Stock
                                 U.S. Growth     Income Fund      Fund           Loan Fund
                                 -----------     -----------   ---------         ---------
       ASSETS
       ------
 INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts        $  16,256,998   $   1,844,368 $     542,855       $      --
     Common stock                      --              --      56,375,561              --
     Participant loans
        (Note 1)                       --              --            --          27,578,514
                                 ----------       ---------    ----------        ----------
                                 16,256,998       1,844,368    56,918,416        27,578,514
                                 ----------       ---------    ----------        ----------
DEPOSITS WITH
      INSURANCE COMPANIES,
       at contract value
       (Notes 2 and 4)                --       197,382,184          --                --
                                ----------     -----------    ----------        ----------
          Total investments     16,256,998     199,226,552    56,918,416        27,578,514
                                ----------     -----------    ----------        ----------

RECEIVABLES:
     Employer contributions
       (Note 1)                      6,999          75,622        36,281              --
     Employee deposits
       (Note 1)                     30,261         253,649        33,713              --
     Accrued interest and
       dividends                       --             --           3,830              --
     Other                             --             --         521,615             7,360
                                     ------        -------       -------             -----
          Total receivables          37,260        329,271       595,439             7,360
                                     ------        -------       -------             -----
TOTAL ASSETS                     16,294,258    199,555,823    57,513,855        27,585,874
                                 ----------    -----------    ----------        ----------
     LIABILITIES
     -----------
PAYABLES:
     Investments purchased             --              --        (744,887)            --
                                 ----------    -----------       --------       ----------
NET ASSETS AVAILABLE
      FOR BENEFITS            $  16,294,258   $ 199,555,823 $  56,768,968     $  27,585,874
                              =============   ============= =============     =============


The accompanying notes and schedules are an integral part of this statement.

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               DECEMBER 31, 1994


                                                |           The Vanguard Group Funds
                                                            ------------------------
                                                 Money Market                    Index Trust
         ASSETS                   Total             Prime        Wellington          500          Windsor II        PrimeCap
         ------                   -----          ------------    ----------      -----------      ----------        --------
INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts        $ 163,323,979    $  15,730,883   $  17,782,267   $  73,277,630   $  14,270,871   $  17,910,770
     Common stock                36,100,732             --              --              --              --              --
     Participant loans
        (Note 1)                 23,789,159             --              --              --              --              --
                                 ----------       ----------      ----------      ----------      ----------      ----------
                                223,213,870       15,730,883      17,782,267      73,277,630      14,270,871      17,910,770
                                -----------       ----------      ----------      ----------      ----------      ----------
DEPOSITS WITH
     INSURANCE COMPANIES,
      at contract value
      (Notes 2 and 4)           189,813,480             --              --              --              --              --
                                -----------       ----------      ----------      ----------      ----------      ----------
         Total investments      413,027,350       15,730,883      17,782,267      73,277,630      14,270,871      17,910,770
                                -----------       ----------      ----------      ----------      ----------      ----------
RECEIVABLES:
     Employer contributions
      (Note 1)                      166,591            5,510           8,785          22,717           6,591           9,080
     Employee deposits
      (Note 1)                      523,356           20,552          35,544         100,488          28,059          39,091
     Accrued interest and
      dividends                       4,435             --              --              --              --              --
     Other                          101,001             --              --              --              --              --
                                    -------           ------          ------         -------          ------          ------
          Total receivables         795,383           26,062          44,329         123,205          34,650          48,171
                                    -------           ------          ------         -------          ------          ------
TOTAL ASSETS                    413,822,733       15,756,945      17,826,596      73,400,835      14,305,521      17,958,941
                                -----------       ----------      ----------      ----------      ----------      ----------
     LIABILITIES
     -----------
PAYABLES:
     Investments purchased          (77,996)            --              --              --              --              --
                                    -------       ----------      ----------      ----------      ----------      ----------

NET ASSETS AVAILABLE
      FOR BENEFITS            $ 413,744,737    $  15,756,945   $  17,826,596   $  73,400,835   $  14,305,521   $  17,958,941
                              =============    =============   =============   =============   =============   =============


               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               DECEMBER 31, 1994
                                  CONTINUED

                       The Vanguard Group Funds|
                       ------------------------
                                World Fund       AMP Fixed      AMP Stock
       ASSETS                   U.S. Growth     Income Fund        Fund            Loan Fund
       ------                   -----------     -----------     ---------          ---------
INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts        $   8,836,436   $  15,506,216   $       8,906      $      --
     Common stock                      --              --        36,100,732             --
     Participant loans
        (Note 1)                       --              --              --         23,789,159
                                  ---------      ----------      ----------       ----------
                                  8,836,436      15,506,216      36,109,638       23,789,159
                                  ---------      ----------      ----------       ----------
DEPOSITS WITH
     INSURANCE COMPANIES,
      at contract value
      (Notes 2 and 4)                  --       189,813,480            --               --
                                  ---------     -----------      ----------       ----------
         Total investments        8,836,436     205,319,696      36,109,638       23,789,159
                                  ---------     -----------      ----------       ----------
RECEIVABLES:
     Employer contributions
      (Note 1)                        5,845          75,390          32,673             --
     Employee deposits
      (Note 1)                       22,217         253,747          23,658             --
     Accrued interest and
      dividends                        --             1,170           3,265             --
     Other                             --              --           100,800              201
                                     ------         -------         -------              ---
          Total receivables          28,062         330,307         160,396              201
                                     ------         -------         -------              ---
TOTAL ASSETS                      8,864,498     205,650,003      36,270,034       23,789,360
                                  ---------     -----------      ----------       ----------
     LIABILITIES
     -----------
PAYABLES:
     Investments purchased             --              --           (77,996)            --
                                  ---------     -----------         -------       ----------

NET ASSETS AVAILABLE
      FOR BENEFITS            $   8,864,498   $ 205,650,003   $  36,192,038    $  23,789,360
                              =============   =============   =============    =============

The accompanying notes and schedules are an integral part of this statement.

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                |                The Vanguard Group Funds
                                                                 ------------------------
                                                  Money Market                      Index Trust
                                      Total            Prime         Wellington          500         Windsor II         PrimeCap
                                      -----       ------------       ----------     -----------      ----------         --------
ADDITIONS:
   Investment income-
      Net appreciation
         in market value of
         investments (Note 3)     $  46,156,023   $        --      $   4,654,940   $  24,403,524    $   4,175,343    $   7,061,777
      Interest and dividends         22,699,410         836,086        1,248,979       2,290,889        1,214,518        1,253,730
                                     ----------         -------        ---------       ---------        ---------        ---------
                                     68,855,433         836,086        5,903,919      26,694,413        5,389,861        8,315,507
                                     ----------         -------        ---------      ----------        ---------        ---------
 Contributions and deposits
      (Note 1)
      Employer                       11,056,969         756,040          649,066       1,606,474          473,377          874,838
      Employees                      41,117,454       3,248,600        2,874,471       7,871,128        2,216,593        4,229,643
                                     ----------       ---------        ---------       ---------        ---------        ---------
                                     52,174,423       4,004,640        3,523,537       9,477,602        2,689,970        5,104,481
                                     ----------       ---------        ---------       ---------        ---------        ---------
      Total additions               121,029,856       4,840,726        9,427,456      36,172,015        8,079,831       13,419,988
                                    -----------       ---------        ---------      ----------        ---------       ----------
DEDUCTIONS:
      Payments to participants       24,297,593         911,792          694,381       3,265,195          382,152          825,727
      Loan maintenance fees              55,250           9,530            6,160          12,220            1,670            1,950
                                         ------           -----            -----          ------            -----            -----
      Total deductions               24,352,843         921,322          700,541       3,277,415          383,822          827,677
                                     ----------         -------          -------       ---------          -------          -------
INTERFUND TRANSFERS--NET                   --        (2,959,514)         636,728      (5,317,797)        (320,514)      13,102,701

ASSETS TRANSFERRED IN                    16,951             897              897             916              444           10,943
                                         ------             ---              ---             ---              ---           ------
         Net additions
         (deductions)                96,693,964         960,787        9,364,540      27,577,719        7,375,939       25,705,955
                                     ----------         -------        ---------      ----------        ---------       ----------
NET ASSETS AVAILABLE FOR
   BENEFITS:

      Beginning of year             413,744,737      15,756,945       17,826,596      73,400,835       14,305,521       17,958,941
                                    -----------      ----------       ----------      ----------       ----------       ----------
      End of year                 $ 510,438,701   $  16,717,732    $  27,191,136   $ 100,978,554    $  21,681,460    $  43,664,896
                                  =============   =============    =============   =============    =============    =============


               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                    CONTINUED

                           The Vanguard Group Funds|
                           ------------------------
                                     World Fund        AMP Fixed        AMP Stock
                                     U.S. Growth      Income Fund          Fund          Loan Fund
                                     -----------      -----------       ---------        ---------
ADDITIONS:
   Investment income-
      Net appreciation
         in market value of
         investments (Note 3)     $   3,143,025   $        --      $   2,717,414   $        --
      Interest and dividends            661,467      12,010,105        1,181,667       2,001,969
                                        -------      ----------        ---------       ---------
                                      3,804,492      12,010,105        3,899,081       2,001,969
                                      ---------      ----------        ---------       ---------
 Contributions and deposits
      (Note 1)
      Employer                          437,188       3,766,917        2,493,069            --
      Employees                       1,864,842      16,355,362        2,456,815            --
                                      ---------      ----------        ---------       ---------
                                      2,302,030      20,122,279        4,949,884            --
                                      ---------      ----------        ---------       ---------
      Total additions                 6,106,522      32,132,384        8,848,965       2,001,969
                                      ---------      ----------        ---------       ---------
DEDUCTIONS:
      Payments to participants          291,685      15,655,159        1,765,749         505,753
      Loan maintenance fees               2,220          20,680              820            --
                                          -----          ------              ---         -------
      Total deductions                  293,905      15,675,839        1,766,569         505,753
                                        -------      ----------        ---------         -------
INTERFUND TRANSFERS--NET              1,616,699     (22,552,875)      13,494,274       2,300,298

ASSETS TRANSFERRED IN                       444           2,150              260            --
                                            ---           -----              ---       ---------
         Net additions
         (deductions)                 7,429,760      (6,094,180)      20,576,930       3,796,514
                                      ---------      ----------       ----------       ---------
NET ASSETS AVAILABLE FOR
   BENEFITS:

      Beginning of year               8,864,498     205,650,003       36,192,038      23,789,360
                                      ---------     -----------       ----------      ----------
      End of year                 $  16,294,258   $ 199,555,823    $  56,768,968   $  27,585,874
                                  =============   =============    =============   =============

The accompanying notes and schedules are an integral part of this statement.





       AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN

                 NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1995 AND 1994



1.   DESCRIPTION OF PLAN:
     -------------------
     The following description of the AMP Incorporated Employee Savings and Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     General
     -------
     The Plan was established effective January 1, 1982 for the benefit of the employees of AMP Incorporated (the Company) and certain subsidiaries and was subsequently amended on numerous occasions, most recently effective as of May 15, 1996.

     The Plan is a contributory defined contribution plan covering all employees of the Company and certain subsidiaries who have attained age 21 and completed one year of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     The Vanguard Fiduciary Trust Company is the trustee of the Plan.

     Contributions
     -------------
     Participants may defer up to 4% of their gross earnings as a "deferred basic deposit" and up to an additional 11 % as a "deferred supplemental deposit." The Company's matching contribution to the Plan is 60% of the participant's "deferred basic deposit" which is paid out of the Company's current and accumulated earnings.

     Forfeitures in any given year are used to reduce Company matching contributions to the Plan in the following year. Forfeitures from 1994 reducing 1995 Company contributions amounted to $84,480. Forfeitures from 1995 amounted to $114,232 and will be applied against Company contributions in 1996.

     Investment Elections
     --------------------
     Participants may elect to invest their deferred basic, deferred supplemental deposits and Company matching contributions in one or more of the available funds, which are the Money Market Prime, Wellington, Index Trust 500, Windsor II, PrimeCap, World Fund U.S. Growth, AMP Fixed Income and AMP Stock Fund. Effective May 15, 1996, the Vanguard International Growth Portfolio and the T. Rowe Price New Horizons Fund were added as two additional available investment funds under the Plan. A participant investing in the T. Rowe Price New Horizons Fund will be charged .05% of his or her fund balance per quarter as a direct investment fee, which will be deducted from the fund balance each quarter. No similar charge applies with respect to the other available funds.

     Participant's Accounts                                    Page 2
     ----------------------
     Each participant's account is credited with the participant's deposits and Company matching contributions and an allocation of the funds' earnings in which the participant participates. Certain participants in the Plan are of an inactive status at year end due to termination or retirement. The number of inactive participants as of December 31, 1995 and 1994 is 3,114 and 2,504 of the total 17,587 and 16,278, respectively.

     Vesting
     -------
     Participants are immediately vested in their deferred basic and deferred supplemental deposits plus actual earnings thereon. Company matching contributions and earnings become 100% vested after five years of continuous service by a participant. Immediate vesting of Company matching contributions occurs upon a participant's termination by retirement, disability, death or attainment of age 65.

     Payments to Participants
     ------------------------
     Deferred basic deposits and deferred supplemental deposits cannot be withdrawn prior to the attainment of age 59 1/2, except in the case of a "financial hardship." Vested Company matching contributions held under the Plan for at least two years and earnings thereon can be withdrawn any time at the request of the participant.

     Partial or total withdrawal of pre-1983 basic deposits, supplemental deposits, Company matching contributions and earnings by a participant is permitted at his or her request, subject to a minimum withdrawal of $100.

     Loans to Participants
     ---------------------
     Loans against a participant's account balances are secured by a promissory note which bears a fixed interest rate of 1% over the prime rate. The term of the loan is limited to five years and repayment is made through payroll deductions in level amounts over the life of the loan. There are limitations as to the amount that may be borrowed, and prepayment of a loan is allowed. All loans requested prior to December 31, 1995 and 1994 were disbursed to participants by that date.

     Administrative Expenses
     -----------------------
     All expenses incurred in the administration of the Plan are paid by the Company and amounted to $434,753 for the year ended December 31, 1995.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------
     Basis of Accounting
     -------------------
     The accompanying financial statements have been prepared using the accrual basis of accounting.

     On January 1, 1995, the Plan adopted The American Institute of Certified Public Accountants' Statement of Position 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined Contribution Pension Plans" (SOP 94-4). The adoption of SOP 94-4 had no impact on the accompanying financial statements as all of the guaranteed investment contracts held by the Plan are fully benefit-responsive and are valued under SOP 94-4 at contract value, which is the same basis used by the Plan in prior years. A fully benefit-responsive investment contract is one that provides a liquidity guarantee by a financially responsible third party of principal and previoulsy accrued interest for liquidations, transfers or loans initiated by plan participants exercising their rights to withdraw or borrow under the terms of the Plan.

     Valuation of Investments
     ------------------------
     Investments, except for the deposits with insurance companies that are carried at contract value, are stated at market value, which is equivalent to current value as of the statement date.

     Tax Status
     ----------
     The trust established under the AMP Incorporated Employee Savings and Thrift Plan is qualified under the Internal Revenue Code as exempt from federal income taxes under Section 501(a). Although the Plan has a favorable determination letter from the Internal Revenue Service (IRS) maintaining the Plan's qualified status under Section 401(a) and 401(k), the Plan has been recently amended and an application for an updated determination letter from the IRS is pending. The Plan sponsor and legal counsel are of the opinion that the Plan, as amended and administered, meets the IRS requirements and, therefore, the trust continues to be tax exempt.

     Use of Estimates in the Preparation of Financial Statements
     -----------------------------------------------------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   INVESTMENTS:
     ------------
     All Plan investments are held by a trust company administered trust fund and consist of shares of various Vanguard mutual funds, AMP stock, loans receivable and deposits with insurance companies (Note 4). The following is a list of assets which exceed 5% of net assets at December 31, 1995 and 1994.

  DESCRIPTION OF
    SECURITY              DECEMBER 31, 1995               DECEMBER 31, 1994
  --------------       -------------------------      -------------------------
                        No. of        Market or        No. of
                       Shares or      Contract        Shares or      Market or
                       Principal        Value         Principal      Contract
                        Amount                         Amount         Value
                       ----------   ------------     ----------   ------------
Money Market Prime     19,081,488   $ 19,081,488     31,246,005   $ 31,246,005
Wellington              1,110,743     27,135,443        917,084     17,782,267
Index 500 Fund          1,750,700    100,840,348      1,705,321     73,277,630
Prime Cap               1,661,188     43,572,956        896,435     17,910,770
AMP Common Stock        1,469,070     56,375,561        992,460     36,100,732
Loans Receivable       27,578,514     27,578,514     23,789,159     23,789,159

     The AMP common stock shares above reflect the effect of the 2-for-1 stock split that was effected March 2, 1995.

4.   DEPOSITS WITH INSURANCE COMPANIES:
     ----------------------------------
     The Plan has entered into guaranteed investment contracts with various insurance companies (Insurance Companies). Under the terms of the contracts, which are all fully benefit- responsive contracts, the Insurance Companies received all plan year Fixed Income Fund deposits and contributions, or in the case of rollovers, a lump-sum deposit, which they maintain in plan reserve accounts until maturity. At maturity, the balances with interest will be returned to the Plan. The accounts are credited with interest at fixed rates for the respective periods and charged for plan withdrawals and loans. The contracts are included in the financial statements as of December 31, 1995 and 1994 at contract values, as reported to the Plan by the Insurance Companies. The estimated fair market value of the guaranteed investment contract portfolio, as of December 31, 1995 was $200,225,000. The aggregate average yield for the Plan's guaranteed investment contract portfolio was 6.00% and 5.99% for the years ended December 31, 1995 and 1994, respectively. The crediting interest rate for the Plan's guaranteed investment contract portfolio was 6.01% and 5.90% as of December 31, 1995 and 1994, respectively. There were no valuation allowances against contract values as of December 31, 1995 and 1994.

     Included in the Plan's guaranteed investment contract portfolio as of December 31, 1995 are two synthetic investment contracts. These contracts were entered in 1995, with Deutsche Bank and Union Bank of Switzerland, and operate in a manner similar to a guaranteed investment contract, except that the assets are placed in a trust (with ownership by the Plan) rather than in a separate account of the issuer. Also, a financially responsible third party issues a wrapper contract that provides that the participant execute Plan transactions at contract value. These contracts are included in the financial statements at contract values reported to the Plan of $22,905,043 at December 31, 1995. The market value of the underlying assets held in trust at December 31, 1995 was $23,607,829.

     During 1992, the investment manager for the Plan's Fixed Income Fund invested $10,000,000 in Confederation Life Insurance Company's (Confederation Life) Guaranteed Investment Contract Number 62682. This contract provides for a rate of return of 6.16%, and is due to mature on June 29, 1997. As of December 31, 1995 and 1994, the Plan's GIC investment with Confederation Life had a gross recorded contract value of $10,082,223.

     On August 12, 1994, the U.S. assets of Confederation Life were placed under the regulatory supervision of the Michigan Commissioner of Insurance, and GIC payments by Confederation Life were suspended. No interest has been paid under the Plan's Confederation Life contract since this time, and it is not known when interest payments will re-commence.

     To enable the Plan's Trustee to continue to hold the Confederation Life GIC as a non-segregated asset of the Fixed Income Fund and to permit Plan participants to continue Fixed Income Fund transactions as usual, the Company has agreed to back the GIC's gross recorded contract value, provided such is approved by applicable governmental agencies.

5.   PLAN TERMINATION
     ----------------
     The Company anticipates continuing the Plan indefinitely, but reserves the right to reduce, suspend or discontinue its contributions at any time and to discontinue or partially terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

6.   DISTRIBUTIONS TO PARTICIPANTS:
     ------------------------------
     Distributions to participants are generally made as soon as practical after a request is received by the trustee. There were no distributions due participants at December 31, 1995 and 1994.

                                                                                 Schedule I
               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                                EIN #23-0332575
                                    PIN #003
                     ITEM 27(A) -- SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 1995

                                             Number of Shares                  Market Value
                                                    or                             or
DESCRIPTION OF SECURITY                      Principal Amount       Cost      Contract Value
- -----------------------                      ----------------       ----      --------------
Commingled Trusts and Common Stock:
      Money Market Prime                          19,081,488   $ 19,081,488   $ 19,081,488
      Wellington Fund                              1,110,743     23,108,666     27,135,443
      Index Trust 500 Fund                         1,750,700     73,610,924    100,840,348
      Windsor II Fund                              1,047,253     18,439,919     21,636,242
      PrimeCap Fund                                1,661,188     36,653,128     43,572,956
      World Fund--U.S. Growth                        798,870     13,291,513     16,256,998
      AMP Common Stock                             1,469,070     49,735,174     56,375,561
                                                                 ----------     ----------
Total Commingled Trusts & Common Stock                         $233,920,812   $284,899,036
                                                               ------------   ------------
Deposits with Insurance Companies:
       AIG Life, 5.00% due 8/31/98                 6,251,115   $  6,251,115   $  6,251,115
       CIGNA, 6.80%, due 4/1/96                   10,506,795     10,506,795     10,506,795
       Confederation, (Note 4)                    10,082,223     10,082,223     10,082,223
       Continental, 6.65%, due 11/1/96             6,265,934      6,265,934      6,265,934
       Continental, 6.30%, due 12/31/97            6,007,791      6,007,791      6,007,791
       Deutsche Bank, 5.79%, due on demand        10,347,219     10,347,219     10,347,219
       Hartford, 6.56%, due 3/31/97                6,443,739      6,443,739      6,443,739
       Metropolitan Life, 5.09%, due 3/23/98       5,737,876      5,737,876      5,737,876
       Metropolitan Life, 6.18%, due 6/30/00       8,246,881      8,246,881      8,246,881
       NY Life, 5.20%, due 11/2/98                13,393,128     13,393,128     13,393,128
       NY Life, 7.02%, due 3/31/99                 9,462,630      9,462,630      9,462,630
       NY Life, 7.47%, due 6/30/99                11,134,595     11,134,595     11,134,595
       Principal, 5.13%, due 4/30/98               5,715,135      5,715,135      5,715,135
       Principal, 5.73%, due 6/25/98               9,205,521      9,205,521      9,205,521
       Principal, 8.12%, due 10/31/99              7,667,523      7,667,523      7,667,523
       Prudential, 6.01%, due 11/1/97              5,957,718      5,957,718      5,957,718
       Prudential, 5.31%, due 12/31/98            11,085,465     11,085,465     11,085,465
       Prudential, 6.34%, due 10/31/97             6,013,580      6,013,580      6,013,580
       Sun Life, 7.12%, due 3/31/97               13,159,420     13,159,420     13,159,420
       Sun Life, 7.62%, due 4/1/97                 6,568,325      6,568,325      6,568,325
       Sun Life, 7.47%, due 8/31/97                6,435,821      6,435,821      6,435,821
       Sun Life, 5.86%, due 8/31/98                9,135,926      9,135,926      9,135,926
       Union Bank of Switzerland,6.63%,
          due on demand                           12,557,824     12,557,824     12,557,824
                                                                 ----------     ----------
Total Deposits with Insurance Companies                         197,382,184    197,382,184
                                                                -----------    -----------

Participants Loans                                27,578,514     27,578,514     27,578,514
                                                                 ----------     ----------
          TOTAL                                                $458,881,510   $509,859,734
                                                               ============   ============

The accompanying notes are an integral part of this schedule.

                                                                                    Schedule II
               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                                EIN #23-0332575
                                    PIN #003
               ITEM 27(D) -- SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                   Number of  Number of                                 Cost of          Net
Identity of Party    Description of Transaction    Purchases    Sales   Purchase Price  Selling Price  Items Sold   Gain/(Loss)
- -----------------    --------------------------    ---------  --------- --------------  -------------  ----------   -----------
Vanguard               Money Market Prime             267        261     $86,835,178    $99,247,875   $99,247,875    $     --
Vanguard               Index Trust 500 Fund           245        252      22,957,305     19,793,471    16,845,485     2,947,986
AMP                    Common Stock                   131        131      42,688,527     29,665,116    24,326,689     5,338,427
Vanguard               PrimeCap Fund                  251        246      33,091,599     14,489,974    13,200,294     1,289,680

   The purchase prices and selling prices of the above transactions represent the current value of the assets on the transaction date.

         The accompanying notes are an integral part of this schedule.
